                                                                      EXHIBIT 23




                        CONSENT OF INDEPENDENT AUDITORS




We consent to the incorporation by reference in the Registration Statements of Coca-Cola Enterprises Inc. listed below of our report dated January 31, 1994, with respect to the consolidated financial statements and schedules of Coca-Cola Enterprises Inc. included in this Annual Report (Form 10-K) for the year ended December 31, 1993:

     * Registration Statement No. 33-18039 on Form S-8 dated October 19, 1987 and related Prospectus

     * Registration Statement No. 33-18495 on Form S-8 dated November 13, 1987 and related Prospectus

     * Registration Statement No. 33-44448 on Form S-8 dated December 17, 1991 and related Prospectus

     * Registration Statement No. 33-46675 on Form S-3 dated May 26, 1992 and related Prospectus

     * Registration Statement No. 33-48482 on Form S-8 dated June 17, 1992 and related Prospectus.

                                   /s/  ERNST & YOUNG
                                   ------------------
Atlanta, Georgia
March 10, 1994